Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Concert Allocation Series Inc.:

We consent to the use of our report dated March 8, 1999 for the High Growth, Growth, Global, Balanced, Conservative, Income , Select High Growth, Select Growth, Select Balanced, Select Conservative, and Select Income Portfolios of the Smith Barney Concert Allocation Series Inc. incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditors" in the Statement of Additional Information.




	KPMG LLP


New York, New York
May 25, 1999